                                                                    EXHIBIT 99.5

                       FORM OF EXCHANGE AGENT AGREEMENT

  THIS EXCHANGE AGENT AGREEMENT (this "Agreement") is made and entered into as of ___________, 2002 by and between Elwood Energy LLC, a Delaware limited liability company, (the "Issuer") and Bank One Trust Company, N.A., a national banking association incorporated and existing under the laws of the United States of America, and its successors as exchange agent (the "Exchange Agent").

                                   RECITALS

  The Issuer proposes to make an offer to exchange, upon the terms and subject to the conditions set forth in the Issuer's Prospectus dated ___________, 2002 (the "Prospectus"), and the accompanying letter of transmittal (the "Letter of Transmittal") attached hereto as Exhibit A (which together with the Prospectus
                                 ---------
constitutes the "Exchange Offer"), its 8.159% Senior Secured Bonds due 2026 (the "Restricted Securities") issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") for an equal principal amount of bonds having identical terms that have been registered under the Securities Act (the "Exchange Securities" and, together with the Restricted Securities, the "Securities.")

  The Exchange Offer will commence as soon as practicable after the Issuer's Registration Statement on Form S-4 relating to the Exchange Offer is declared effective under the Securities Act, as certified in writing to Exchange Agent by the Issuer (the "Effective Time") and shall terminate at 5:00 p.m., New York City time, on ____________, 2002 (the "Expiration Date"), unless the Exchange Offer is extended by the Issuer and the Issuer notifies Exchange Agent of such extension by 5:00 p.m., New York City time, on the previous Expiration Date, in which case, the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In connection therewith, the undersigned parties hereby agree as follows:

  1.  Appointment and Duties as Exchange Agent.  Issuer hereby authorizes Bank
      ----------------------------------------
One Trust Company, N.A., to act as Exchange Agent in connection with the Exchange Offer, and Bank One Trust Company, N.A., hereby agrees to act as Exchange Agent and to perform the services outlined herein in connection with the Exchange Offer on the terms and conditions contained herein.

  2.  Mailing to Holders of the Restricted Securities.  A.  As soon as
      -----------------------------------------------
practicable after its receipt of certification from the Issuer as to the Effective Time, Exchange Agent will mail to each Holder (as defined in the Indenture), and to each DTC participant identified by DTC as a holder of any Restricted Securities (i) a Letter of Transmittal with instructions (including instructions for completing a substitute Form W-9), substantially in the form attached hereto as Exhibit A (the "Letter of Transmittal"), (ii) a Prospectus
                   ---------
and (iii) a Notice of Guaranteed Delivery substantially in the form attached hereto as Exhibit B (the "Notice of Guaranteed Delivery") all in accordance with
          ---------
the procedures described in the Prospectus.

  B. Issuer shall supply Exchange Agent with sufficient copies of the Prospectus, Letter of Transmittal and Notice of Guaranteed Delivery to enable Exchange Agent to perform its duties hereunder. Issuer shall also furnish or cause to be furnished to Exchange Agent a list of the holders of the Restricted Securities (including a beneficial holder list from The Depository Trust Company ("DTC"), certificated Restricted Securities numbers and amounts, mailing addresses, and social security numbers), unless waived by Exchange Agent.

  3. ATOP Registration.  As soon as practicable but in no event later than five
     -----------------
business days after the date of the Prospectus, Exchange Agent shall establish an account with DTC in its name to facilitate book-entry tenders of Restricted Securities through DTC's Automated Tender Offer Program (herein "ATOP") for the Exchange Offer.

  4. Receipt of Letters of Transmittal and Related Items.  From and after the
     ---------------------------------------------------
Effective Time, Exchange Agent is hereby authorized and directed to accept (i) Letters of Transmittal, duly executed in accordance with the instructions thereto (or a manually signed facsimile thereof), and any requisite collateral documents from Holders of the Restricted Securities and (ii) surrendered Restricted Securities to which such Letters of Transmittal relate. Exchange Agent is authorized to request from any person tendering Restricted Securities such additional documents as Exchange Agent or the Issuer deems appropriate. Exchange Agent is hereby authorized and directed to process withdrawals of tenders to the extent withdrawal thereof is authorized by the Exchange Offer.

  5. Defective or Deficient Restricted Securities and Instruments.  A.  As soon
     ------------------------------------------------------------
as practicable after receipt, Exchange Agent will examine instructions transmitted by DTC ("DTC Transmissions"), Restricted Securities, Letters of Transmittal and other documents received by Exchange Agent in connection with tenders of Restricted Securities to ascertain whether (i) the Letters of Transmittal are completed and executed in accordance with the instructions set forth therein (or that the DTC Transmissions contain the proper information required to be set forth therein), (ii) the Restricted Securities have otherwise been properly tendered in accordance with the Prospectus and the Letters of Transmittal (or that book-entry confirmations are in due and proper form and contain the information required to be set forth therein) and (iii) if applicable, the other documents (including the Notice of Guaranteed Delivery) are properly completed and executed.

  B. If any Letter of Transmittal or other document has been improperly completed or executed (or any DTC Transmissions are not in due and proper form or omit required information) or the Restricted Securities accompanying such Letter of Transmittal are not in proper form for transfer or have been improperly tendered (or the book-entry confirmations are not in due and proper form or omit required information) or if some other irregularity in connection with any tender of any Restricted Securities exists, Exchange Agent shall promptly report such information to the Holder. If such condition is not promptly remedied by the Holder, Exchange Agent shall report such condition to the Issuer and await its direction. All questions as to the validity, form, eligibility (including timeliness of receipt), acceptance and withdrawal of any Restricted Securities tendered or delivered shall be determined by the Issuer, in its sole discretion. Notwithstanding the above, Exchange Agent shall not be under any duty to give notification of defects in such tenders and shall not incur any liability for failure to give such notification unless such failure constitutes gross negligence or willful misconduct.

  C. The Issuer reserves the absolute right (i) to reject any or all tenders of any particular Restricted Securities determined by the Issuer not to be in proper form or the acceptance or exchange of which may, in the opinion of Issuer's counsel, be unlawful and (ii) to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any particular Restricted Securities, and the Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and Notice of Guaranteed Delivery and the instructions set forth therein) will be final and binding.

  6. Requirements of Tenders.  A.  Tenders of Restricted Securities shall be
     -----------------------
made only as set forth in the Letter of Transmittal and in the section of the Prospectus captioned "The Exchange Offer - Procedures for Tendering the Existing Bonds," and shall be considered properly tendered only when tendered in accordance therewith. Notwithstanding the provisions of this paragraph, any Restricted Securities that the Issuer's General Manager, or any other person designated by the Issuer's Board of Managers shall approve as having been properly tendered shall be considered to be properly tendered (such approval, if given orally, shall be confirmed in writing).

  B. Exchange Agent shall (a) ensure that each Letter of Transmittal and the related Restricted Securities or a bond power are duly executed (with signatures guaranteed where required) by the appropriate parties in accordance with the terms of the Exchange Offer; (b) in those instances where the person executing the Letter of Transmittal (as indicated on the Letter of Transmittal) is acting in a fiduciary or a representative capacity, ensure that proper evidence of his or her authority so to act is submitted; and (c) in those instances where the Restricted Securities are tendered by persons other than the registered holder of such Restricted Securities, ensure that customary transfer requirements, including any applicable transfer taxes, and the requirements imposed by the transfer restrictions on the Restricted Securities (including any applicable requirements for certifications, legal opinions or other information) are fulfilled.

  7. Exchange of the Restricted Securities.  A.  Promptly after the Effective
     -------------------------------------
Time and upon the satisfaction or waiver of all conditions to the Exchange Offer, the Issuer will deliver the Exchange Securities to the Exchange Agent. Upon surrender of the Restricted Securities properly tendered in accordance with the Exchange Offer, Exchange Agent is hereby directed to deliver or cause to be delivered Exchange Securities to the Holders of such surrendered Restricted Securities. The principal amount of the Exchange Securities to be delivered to a Holder shall equal the principal amount of the Restricted Securities surrendered.

  B. The Exchange Securities issued in exchange for certificated Restricted Securities shall be mailed by Exchange Agent, in accordance with the instructions contained in the Letter of Transmittal, by first class or registered mail, and under coverage of Exchange Agent's blanket surety bond for first class or registered mail losses protecting the Issuer from loss or liability arising out of the non-receipt or non-delivery of such Exchange Securities or the replacement thereof.

  C. Notwithstanding any other provision of this Agreement, issuance of the Exchange Securities for accepted Restricted Securities pursuant to the Exchange Offer shall be made only after deposit with Exchange Agent of the Restricted Securities, the Letter of Transmittal and any other required documents.

  8.  Securities Held in Trust.  The Exchange Securities and any cash or other
      -------------------------
property (the "Property") deposited with or received by Exchange Agent (in such capacity) from the Issuer shall be held in a segregated account, solely for the benefit of Issuer and Holders tendering Restricted Securities, as their interests may appear, and the Property shall not be commingled with securities, money, assets or property of Exchange Agent or any other party. Exchange Agent hereby waives any and all rights of lien, if any, against the Property, except to the extent set forth in the Indenture with respect to the Exchange Securities.

  9.  Reports to Issuer.  Exchange Agent shall notify, by facsimile or
      -----------------
electronic communication, the Issuer of the principal amount of the Restricted Securities which have been duly tendered since the previous report and the aggregate amount tendered since the Effective Date on a weekly basis (and more frequently during the week immediately preceding the Expiration Date if requested by the Issuer) until the Expiration Date. Such notice shall be delivered in substantially the form set forth as Exhibit C.
                                                 ---------

  10. Record Keeping.  Each Letter of Transmittal, Restricted Security and any
      ---------------
other documents received by Exchange Agent in connection with the Exchange Offer shall be stamped by Exchange Agent to show the date of receipt (or if Restricted Securities are tendered by book-entry delivery, such form of record keeping of receipt as is customary for tenders through ATOP) and, if defective, the date and time the last defect was cured or waived by the Issuer. Exchange Agent shall cancel certificated Restricted Securities. Exchange Agent shall retain all Restricted Securities and Letters of Transmittal and other related documents or correspondence received by Exchange Agent until the Expiration Date.
Exchange Agent shall return all such material to Issuer as soon as practicable after the Expiration Date. If Exchange Agent receives any Letters of Transmittal after the Expiration Date, Exchange Agent shall return the same together with all enclosures to the party from whom such documents were received.

  11. Discrepancies or Questions.  Any discrepancies or questions regarding any
      --------------------------
Letter of Transmittal, Restricted Security, notice of withdrawal or any other documents received by Exchange Agent in connection with the Exchange Offer shall be referred to Issuer and Exchange Agent shall have no further duty with respect to such matter; provided that Exchange Agent shall cooperate with Issuer in
                --------
attempting to resolve such discrepancies or questions.

  12. Transfer of Registration.  Exchange Securities may be registered in a
      ------------------------
name other than that of the record Holder of a surrendered Restricted Security, if and only if (i) the Restricted Security surrendered shall be properly endorsed (either by the registered Holder thereof or by a properly completed separate power with such endorsement guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) and otherwise in proper form for transfer,
(ii) the person requesting such transfer of registration shall pay to Exchange Agent any transfer or other taxes required, or shall establish to Exchange Agent's satisfaction that such tax is not owed or has been paid and (iii) the such other documents and instruments as Issuer or Exchange Agent require shall be received by Exchange Agent.

  13. Partial Tenders.  If, pursuant to the Exchange Offer, less than all of
      ---------------
the principal amount of any Restricted Security submitted to Exchange Agent is tendered, Exchange Agent shall, promptly after the Expiration Date, return, or cause the registrar with respect to each such Restricted Security to return, a new Restricted Security for the principal amount not being tendered to, or in accordance with the instruction of, the Holder who has made a partial tender.

  14. Withdrawals.  A tendering Holder may withdraw tendered Restricted
      -----------
Securities as set forth in the Prospectus and the Letter of Transmittal at any time on or before the Expiration Date, in which event Exchange Agent shall, after proper notification of such withdrawal, return such Restricted Securities to, or in accordance with the instructions of, such Holder and such Restricted Securities shall no longer be considered properly tendered. Any withdrawn Restricted Securities may be tendered by again following the procedures therefor described in the Prospectus at any time on or prior to the Expiration Date.

  15. Rejection of Tenders.  If, pursuant to the Exchange Offer, Issuer does
      --------------------
not accept for exchange all of the Restricted Securities tendered by a Holder of Restricted Securities, Exchange Agent shall as soon as practicable after the expiration or termination of the Exchange Offer return or cause to be returned such Restricted Securities to, or in accordance with the instructions of, such Holder of Restricted Securities.

  16. Cancellation of Exchanged Restricted Securities.  Exchange Agent is
      -----------------------------------------------
authorized and directed to cancel all Restricted Securities received by it upon delivering the Exchange Securities to tendering holders of the Restricted Securities as provided herein. Exchange Agent shall maintain a record as to which Restricted Securities have been exchanged pursuant to Section 7 hereof.

  17. Requests for Information.  Exchange Agent shall accept and comply with
      ------------------------
telephone and mail requests for information from any person concerning the proper procedure to tender Restricted Securities. Exchange Agent shall provide copies of the Prospectus, Letter of Transmittal and Notice of Guaranteed Delivery to any person upon request. All other requests for materials shall be referred to the Issuer. Exchange Agent shall not offer any concessions or pay any commissions or solicitation fees to any brokers, dealers, banks or other persons or engage any persons to solicit tenders.

  18. Tax Matters.  Exchange Agent shall file with the Internal Revenue Service
      -----------
and Holders Form 1099 reports regarding principal and interest payments on Securities which Exchange

Agent has made in connection with the Exchange Offer, if any. Any questions with respect to any tax matters relating to the Exchange Offer shall be referred to Issuer, and Exchange Agent shall have no duty with respect to such matter; provided that Exchange Agent shall cooperate with Issuer in attempting to
--------
resolve such questions.

  19. Reports.  Within 5 days after the Expiration Date, Exchange Agent shall
      -------
furnish the Issuer a final report showing the disposition of the Exchange Securities.

  20. Fees and Expenses.  Issuer will pay Exchange Agent its fees plus
      -----------------
expenses, including counsel fees and disbursements, as set forth in Exhibit D.
                                                                    ---------

  21. Concerning the Exchange Agent.  As exchange agent hereunder, Exchange
      -----------------------------
Agent:

  A. shall have no duties or obligations other than those specifically set forth in this Agreement;

  B. will make no representation and will have no responsibility as to the validity, value or genuineness of the Exchange Offer, shall not make any recommendation as to whether a Holder of Restricted Securities should or should not tender its Restricted Securities and shall not solicit any Holder for the purpose of causing such Holder to tender its Restricted Securities;

  C. shall not be obligated to take any legal action hereunder which may, in Exchange Agent's sole judgment, involve any expense or liability to Exchange Agent unless it shall have been furnished with indemnity against such expense or liability which, in Exchange Agent's sole judgment, is adequate;

  D. may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, instruction, letter, telegram or other document, or any security, delivered to Exchange Agent and believed by Exchange Agent to be genuine and to have been signed by the proper party or parties;

  E. may rely on and shall be protected in acting upon the written instructions of Issuer, its counsel, or its representatives;

  F. shall not be liable for any claim, loss, liability or expense, incurred without Exchange Agent's negligence, bad faith or willful misconduct, arising out of or in connection with the administration of Exchange Agent's duties hereunder; and

  G. may consult with counsel, and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by Exchange Agent hereunder in accordance with the advice of such counsel or any opinion of counsel.

  22. Indemnification.  A.  Issuer covenants and agrees to indemnify and hold
      ---------------
harmless Exchange Agent, its directors, officers, employees and agents (the "Indemnified Persons") against any and all losses, damages, costs or expenses (including reasonable attorney's fees and court costs), arising out of or attributable to its acceptance of appointment as Exchange Agent hereunder, provided that such indemnification shall not apply to losses, damages, costs or expenses incurred due to negligence, bad faith or willful misconduct of the Exchange Agent. Exchange Agent shall notify Issuer in writing of any written asserted claim against Exchange Agent or of any other action commenced against Exchange Agent, reasonably promptly after Exchange Agent shall have received any such written assertion or shall have been served with a summons in connection therewith. Issuer shall be entitled to participate at its own expense in the defense of any such claim or other action and, if Issuer so elects, Issuer may assume the defense of any pending or threatened action against Exchange Agent in respect of which indemnification may be sought hereunder; provided that Issuer shall not be entitled to assume the defense of
           --------
any such action if the named parties to such action include both the Issuer and Exchange Agent and representation of both parties by the same legal counsel would, in the written opinion of counsel for Exchange Agent, be inappropriate due to actual or potential conflicting interests between them; and further
                                                               -----------
provided that in the event Issuer shall assume the defense of any such suit, and
--------
such defense is reasonably satisfactory to Exchange Agent, Issuer shall not therewith be liable for the fees and expenses of any counsel retained by Exchange Agent.

  B. Exchange Agent agrees that, without the prior written consent of Issuer (which consent shall not be unreasonably withheld), it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought in accordance with the indemnification provision of this Agreement (whether or not any Indemnified Persons is an actual or potential party to such claim, action or proceeding).

  23. Applicable Law.  This Agreement shall be construed and enforced in
      --------------
accordance with the laws of the State of New York, without regard to conflicts of laws principles.

  24. Notices.  Notices or other communications pursuant to this Agreement
      -------
shall be delivered by facsimile transmission, reliable overnight courier or by first-class mail, postage prepaid, addressed as follows:

To Issuer at:  Elwood Energy LLC
               c/o Dominion Resources Services, Inc.
               120 Tredegar Street
               Richmond, Virginia 23219
               Attention: Donald Burnette
               Fax: (804) 819-2211

               and

               Elwood Energy LLC
               c/o Peoples Energy Resources Corp.
               150 North Michigan Ave.
               Suite 3900
               Chicago, Illinois 60601
               Attention: John E. Horton

               Fax:  (312) 240-3966

               with a copy to:

               McGuireWoods LLP
               One James Center
               901 East Cary Street
               Richmond, Virginia 23219
               Attention: D. Michael Jones
               Fax:

Or to Exchange Agent at:

               Bank One Trust Company, N.A.
               One North State Street, 9/th/ Floor
               Chicago, IL 60602
               Attention: Exchanges
               Fax:  (312) 407-8853
               Telephone: (800) 524-9472

Or to such address as either party shall provide by notice to the other party.

  25. Change of Exchange Agent.  Exchange Agent may resign from its duties under
      ------------------------
this Agreement by giving to Issuer thirty days prior written notice. If Exchange Agent resigns or becomes incapable of acting as Exchange Agent and the Issuer fails to appoint a new exchange agent within a period of 30 days after it has been notified in writing of such resignation or incapacity by Exchange Agent, the Issuer shall appoint a successor exchange agent or assume all of the duties and responsibilities of Exchange Agent. Any successor exchange agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Exchange Agent without any further act or deed; but Exchange Agent shall deliver and transfer to the successor exchange agent any Property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose.

  26. Miscellaneous.  Neither party may transfer or assign its rights or
      -------------
responsibilities under this Agreement without the written consent of the other party hereto; provided, however, that Exchange Agent may transfer and assign its rights and responsibilities hereunder to any of its affiliates otherwise eligible to act as Exchange Agent and, upon 45 days prior written notice to Exchange Agent, Issuer may transfer and assign its rights and responsibilities hereunder to any successor by merger, any purchaser of all of the common stock of Issuer, or any purchaser of all or substantially all of Issuer's assets.
This Agreement may be amended only in writing signed by both parties. Any Exchange Securities which remain undistributed after the Expiration Date shall be cancelled and delivered to the Issuer upon demand, and any Restricted Securities which are tendered thereafter shall be returned by Exchange Agent to the tendering party. Except for Sections 20 and 22, this Agreement shall terminate on the 31st day after the Expiration Date.

  27. Severability.  In case any provision of this Agreement shall be invalid,
      ------------
illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  28. Parties in Interest.  This Agreement shall be binding upon and inure
      -------------------
solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefits or remedy of any nature whatsoever under or by reason of this Agreement. Without limitation to the foregoing, the parties hereto expressly agree that no Holder or holder of Securities shall have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

  29. Entire Agreement; Headings.  This Agreement constitutes the entire
      --------------------------
understanding of the parties hereto with respect to the subject matter hereof. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  30. Counterparts. This Agreement may be executed in any number of
      ------------
counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, Issuer and Exchange Agent have caused this Agreement to be signed by their respective officers thereunto authorized as of the date first written above.


                                   ELWOOD ENERGY LLC



                                   By:  ______________________________
                                   Name:
                                   Title:



                                   BANK ONE TRUST COMPANY, N.A.

                                   By:  ______________________________
                                   Name:
                                   Title:

Exhibit A
---------

Form of Letter of Transmittal

Exhibit B
---------

Notice of Guaranteed Delivery

Exhibit C
---------

Form of Weekly Report

Exhibit D
---------
Exchange Agent Fee Schedule

                                   Exhibit C


                                                  Date: ____________________

Elwood Energy LLC
BY FAX: ________________________

     Re:  Notice of Tenders

With respect to Section 9 of the Exchange Agent Agreement, dated as of _______________, we confirm the following information as of the date hereof:

     1. Principal amount of Restricted Securities tendered during the past week: $____________________

     2. Principal amount of Restricted Securities referred to in paragraph 1. above regarding which Exchange Agent questions validity of the tender:
          $____________________

     3. Aggregate principal amount of Restricted Securities tendered since the Effective Date as to which Exchange Agent questions the validity of the tender: $___________________.

     4. Principal amount of Restricted Securities remaining unpresented (based on $______________ total Restricted Securities): $__________________

     5. Total aggregate principal amount of Restricted Securities validly tendered since the Effective Date: $_____________________


                              Bank One Trust Company, N.A.,
                              as Exchange Agent


                              By: _____________________________
                                    Name:
                                    Title:

                                   Exhibit D
                               Schedule of Fees



Per letter of transmittal mailed: $150.00

Minimum fee: $2,000.00

Extraordinary services and special requests: by appraisal

Out of pocket expenses incurred will be billed for reimbursement at invoiced cost

The minimum fee of $2,000.00 shall be due and payable upon execution of the Exchange Agent Agreement. The remaining balance shall be due and payable upon receipt of Exchange Agent's invoice therefor.